Exhibit 3.1

Number: BC1021117

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that KODIAK OIL & GAS CORP. changed its name to WHITING CANADIAN HOLDING COMPANY ULC on December 11, 2014 at 10:00 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On December 11, 2014
CAROL PREST Registrar of Companies Province of British Columbia Canada

ELECTRONIC CERTIFICATE

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT
CAROL PREST

This Notice of Articles was issued by the Registrar on: December 11, 2014 10:00 AM Pacific Time

Incorporation Number: BC1021117

Recognition Date and Time: December 8, 2014 12:05 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

An unlimited liability company must set out on the face of each share certificate the following statement:

“The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.”

Name of Company:

WHITING CANADIAN HOLDING COMPANY ULC

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REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 1700	SUITE 1700
PARK PLACE	PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2X8	VANCOUVER BC V6C 2X8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 1700	SUITE 1700
PARK PLACE	PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2X8	VANCOUVER BC V6C 2X8
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
STEVENS, MICHAEL J

Mailing Address:	Delivery Address:
1700 BROADWAY, SUITE 2300	1700 BROADWAY, SUITE 2300
DENVER CO 80290-2300	DENVER CO 80290-2300
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
DEBOER, BRUCE R

Mailing Address:	Delivery Address:
1700 BROADWAY, SUITE 2300	1700 BROADWAY, SUITE 2300
DENVER CO 80290-2300	DENVER CO 80290-2300
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
VOLKER, JAMES J

Mailing Address:	Delivery Address:
1700 BROADWAY, SUITE 2300	1700 BROADWAY, SUITE 2300
DENVER CO 80290-2300	DENVER CO 80290-2300
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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